Exhibit 23.1

[LETTERHEAD OF M&K CPAS, PLLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of American Restaurant Concepts, Inc. (the “Company”), Registration No. 333-176383, of our report dated July 27, 2012, relating to the Company’s financial statements appearing in Form 10-K for each of the years ended December 25, 2011 and December 26, 2010.

/s/M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
July 27, 2012